UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
MR. COOPER GROUP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies: __________________________________________________________________________________
	2)	Aggregate number of securities to which transaction applies: __________________________________________________________________________________
3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
__________________________________________________________________________________

	4)	Proposed maximum aggregate value of transaction: __________________________________________________________________________________
	5)	Total fee paid: __________________________________________________________________________________

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid: __________________________________________________________________________________
	2)	Form, Schedule or Registration Statement No.: __________________________________________________________________________________
	3)	Filing Party: __________________________________________________________________________________
	4)	Date Filed: __________________________________________________________________________________

______________________________________________________________________________

MR. COOPER GROUP INC.
SUPPLEMENT DATED APRIL 30, 2021
TO THE PROXY STATEMENT FOR
THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 13, 2021
The Definitive Proxy Statement on Schedule 14A filed by Mr. Cooper Group Inc. (the “Company”) with the U.S. Securities and Exchange Commission on March 30, 2021 (the “Original Filing”) in connection with the Company’s Annual Meeting of Stockholders to be held on May 13, 2021 (the “Annual Meeting”) discloses the Company’s operating return on tangible common equity, tangible book value and tangible book value per share, in each case for fiscal 2020. This supplement includes additional information regarding these metrics.

Operating return on tangible common equity is a non-GAAP financial measure that is computed by dividing adjusted net income (operating income) by average tangible common equity (also known as tangible book value). Tangible common equity equals total stockholders’ equity less goodwill and intangible assets. The annual average is calculated by taking the quarterly averages of beginning and ending period. Management believes that operating return on tangible common equity is a useful financial measure because it measures the performance of a business consistently and enables investors and others to assess the Company’s use of equity.

Tangible book value is a non-GAAP financial measure that is defined as stockholders’ equity less goodwill and intangible assets. Tangible book value per share is calculated by dividing tangible book value by the number of common shares outstanding. Management believes tangible book value and tangible book value per share are useful metrics to investors because they provide a more accurate measure of the realizable value of stockholder returns, excluding the impact of goodwill and intangible assets.

The following tables (1) reconcile GAAP return on common equity to operating return on tangible common equity and (2) GAAP book value and GAAP book value per share to tangible book value and tangible book value per share, respectively.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

$ mm's	2020

Pretax income	$399
Income tax expense	(92)
Net income	$307
Return on common equity (ROCE)	13.8%

Average book value	$2,230

Pretax income	$399
Mark-to-market	679
Fair value amortization ⁽¹⁾	(110)
Accounting items / other ⁽²⁾	154
Intangible amortization	32
Pretax operating income	$1,154
Income tax expense ⁽³⁾	(279)
Operating income	$875
Operating return on tangible common equity (ROTCE)	42.5%

Average tangible book value	$2,056

⁽¹⁾ Amount represents additional amortization required under the fair value amortization method over the cost amortization method
⁽²⁾ Includes $138 mm in debt breakage costs, $5 mm business shutdown costs, and $11 mm severance related to corporate actions
⁽³⁾ Assumes tax rate of 24.2%

$ mm's, except per share amounts	December 31, 2019	December 31, 2020	Y/Y Change

Stockholders' equity (BV)	$2,231	$2,504
Goodwill	(120)	(120)
Intangible assets	(74)	(34)
Tangible book value (TBV)	$2,037	$2,350
Ending shares of common stock outstanding (mm's)	91.1	89.5

BV/share	$24.48	$27.99	14%
TBV/share	$22.36	$26.27	17%
Additional Information and Where to Find It
This material may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders in connection with the Annual Meeting. On March 30, 2021, the Company filed the Original Filing and definitive form of proxy card with the SEC in connection with its solicitation of proxies from the Company’s stockholders relating to the Annual Meeting. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ CAREFULLY THE PROXY MATERIALS, INCLUDING THE PROXY STATEMENT, THIS SUPPLEMENT AND THE 2020 ANNUAL REPORT, AS THEY CONTAIN IMPORTANT INFORMATION TO CONSIDER WHEN DECIDING HOW TO VOTE ON THE MATTERS BROUGHT BEFORE THE 2021 ANNUAL MEETING.
This supplement is also available electronically, together with our other proxy materials, at https://investors.mrcoopergroup.com. In addition, stockholders can access at no charge documents filed by the Company with the SEC, including the proxy statement and this amendment, at the SEC’s website at www.sec.gov.